EXHIBIT (24)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Rohm and Haas Company:

    We consent to incorporation by reference in the Prospectuses constituting part of Registration Statements No. 2-53516, No. 2-90736 and No. 33-56842 on Form S-8 and Registration Statements No. 33-33670, No. 33-37757 and No. 33-42590 on Form S-3 of Rohm and Haas Company of our reports dated February 21, 1994, relating to the consolidated balance sheets of Rohm and Haas Company and subsidiaries as of December 31, 1993 and 1992, and the related statements of consolidated earnings and retained earnings, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports are incorporated by reference or appear in the December 31, 1993 Annual Report on Form 10-K of Rohm and Haas Company and subsidiaries.

    As discussed in Notes 5 and 16 to the consolidated financial statements, the company adopted the provisions of Financial Accounting Standards Board Statement No. 112, "Accounting for Postemployment Benefits" in 1993, and the provisions of Financial Accounting Standards Board Statements No. 106, "Accounting for Postretirement Benefits Other Than Pensions" and No. 109, "Accounting for Income Taxes," in 1992.



                                                 /s/  KPMG PEAT MARWICK
                                          ------------------------------------
                                                    KPMG PEAT MARWICK

Philadelphia, Pennsylvania
March 25, 1994

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